Exhibit 10.27
4th AMENDMENT TO COMMERCIAL LOAN AGREEMENT
     THIS 4th AMENDMENT dated as of September 11 , 2008 (the “Agreement”) is made to and a part of the Commercial Loan Agreement (the “CLA”) and Addendum thereto dated March 30, 2006 (the “CLA Addendum” and together with the CLA, the “Loan Agreement”) by and between ALERITAS CAPITAL CORPORATION f/k/a BROOKE CREDIT CORPORATION (“LENDER”) and PATRIOT RISK MANAGEMENT, INC. (formerly known as SUNCOAST HOLDINGS, INC.), a Delaware corporation (“PRM”), GUARANTEE INSURANCE GROUP, INC. (formerly known as BRANDYWINE INSURANCE HOLDINGS, INC.), a Delaware corporation (“GIG”), and PATRIOT RISK SERVICES, INC., a Delaware corporation (“PRS”), as amended by that certain Amendment to Commercial Loan Agreement dated as of September 27, 2007 (“1st Amendment”) by and among Lender, SH, BIH, PRS, SUNCOAST CAPITAL, INC. (“SCI”), PRS GROUP, INC. (formerly known as PATRIOT RISK MANAGEMENT, INC.) (“PRG”), and PATRIOT RISK MANAGEMENT OF FLORIDA, INC. (“PRMF”) (PRM, GIG, PRS, SCI, PRG and PRMF collectively referred to hereinafter as “Borrower”), as further amended by that certain 2nd Amendment to Commercial Loan Agreement dated as of November 16, 2007 (“2nd Amendment”) and as further amended by that certain 3rd Amendment to Commercial Loan Agreement dated as of February 12, 2008 by and between Lender and Borrower (“3rd Amendment”).
     WHEREAS, SH, BIH and PRS have collectively executed the Loan Agreement and related “Loan Documents” (as defined in the Loan Agreement) dated March 30, 2006, including, but not limited to, a Commercial Promissory Note (the “Original Note”), Guaranty of Steven M. Mariano (the “Guaranty”), Commercial Security Agreement (the “First Security Agreement”), Stock Pledge Agreement (the “Stock Pledge Agreement”), and Irrevocable Proxy together with a Consent dated August 2, 2007;
     WHEREAS, Borrower has executed the 1st Amendment, the 2nd Amendment, the 3rd Amendment and related subsequent Loan Documents including, but not limited to, a Commercial Security Agreement (the “Second Security Agreement” together with all other loan related documents the “Loan Documents”); and
     WHEREAS, Borrower is contemplating raising new capital by means of a public offering of common stock (the “Proposed Offering”) and proposes to use all, or a substantial portion of, the proceeds from the overallotment, if any, to pre-pay Lender, either in part or in full and in connection with the Proposed Offering desires to obtain certain waivers and consents pursuant to the CLA Addendum.
     FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency and receipt of which are acknowledged, it is agreed as follows:
1.	With respect to Paragraph 8(d) of the CLA Addendum, Lender hereby consents to issuance of additional shares of common stock of PRM related to the Proposed Offering, and hereby consents and acknowledges that following the consummation of the Proposed Offering, Steven M. Mariano shall no longer hold an unencumbered 51% or more of the ownership and profit interest in PRM, or more than 51% of the voting control of PRM.

2.	With respect to Paragraph 30(g) of the CLA Addendum, Lender hereby acknowledges notification of the transactions contemplated by, and on the terms contained within, that certain Stock Purchase Agreement for Madison Insurance Company by and between SunTrust Bank Holding Company and PRM dated March 4, 2008, attached as Exhibit A hereto. PRM plans to rename Madison Insurance Company to Guarantee Fire and Casualty post acquisition.

3.	With respect to Paragraph 30(f) of the CLA Addendum, Lender hereby consents to the loan made by PRM to Tarheel Group, Inc. (“Tarheel”), in the principal amount of $750,000 made on June 30, 2006.

4.	With respect to Paragraph 30(e) of the CLA Addendum, Lender hereby waives any failure of Borrower to notify Lender of board meetings and shareholder meetings of GIC and PRM up to the date this Agreement is executed. Nothing in this section 2 shall operate to, in any way, waive the obligation of Borrower to provide Lender notice of any future board meetings or shareholder meetings, pursuant to the terms of the Loan Documents.

5.	With respect to Paragraph 30(g) and (k) of the CLA Addendum, Lender hereby acknowledges notification of and hereby consents to the contribution of Tarheel and its subsidiary, Tarheel Insurance Management Company to PRM as of April 7, 2007.

6.	With respect to Paragraph 30(d) of the CLA Addendum, Lender hereby approves the payment of a dividend from PRG to PRM in the amount of $3,510,770.35.

7.	With respect to Paragraph 30(a) of the CLA Addendum, Lender hereby acknowledges that Borrowers stockholder equity on a consolidated basis in the aggregate on a GAAP basis was $5.4 million as of December 31, 2007 and not, as required by Paragraph
30(a) at $5.5 million. However, Lender further acknowledges this is not an Event of Default because, pursuant to Paragraph 8(a)(ii), no Event of Default occurred because the failure was reasonably capable of being cured, Borrower diligently pursued a cure, Lender’s position was not materially adversely affected during Borrower’s pursuit to cure, and the deviation was in fact cured as of March 31, 2007 because Borrower’s stockholder equity on a consolidated basis in the aggregate on a GAAP basis is at $6.5 million.

8.	Borrower hereby ratifies and adopts this 4th Amendment and agrees that the 4th Amendment and Loan Documents, as may be modified herein, are enforceable against Borrower in accordance with the above terms.

9.	Borrower further agrees that this 4th Amendment may be affixed to each and every Loan Document as evidence of the 4th Amendment thereof in accordance with the above terms.

10.	Unless specifically amended hereby, all provisions, terms and conditions in the Stock Pledge Agreement shall otherwise remain unaltered and in full force and effect, and the respective terms, conditions and covenants thereof are hereby ratified and confirmed in all respects as originally executed. Upon effectiveness of this Agreement, all references to the Stock Pledge Agreement shall be a reference to the Stock Pledge Agreement as amended hereby.

11.	This Agreement shall be construed and governed by the laws of the State of Kansas, except to the extent that the laws of a jurisdiction other than the State of Kansas are required to govern any enforcement or foreclosure action with respect to any of the Pledged Shares.

12.	Borrower acknowledges that payment servicing is now being performed by Security Bank and Trust, Miami OK. Borrower agrees that all proceeds from the overallotment, if any, will be used to retire debt to the Lender to the extent permitted by the amount of the overallotment. Debt retirement proceeds will be paid directly to Security Bank and Trust, Miami OK for the benefit of participating lenders. In lieu of paragraph 11 of the CLA Addendum and any other section addressing Borrower’s obligation to pay a prepayment premium, Borrower agrees and Lender approves in the event of full retirement of loan prior to March 30, 2009, there will be a total payment of a prepayment premium of $200,000 payable to Security Bank and Trust, Miami, OK for the benefit of participating lenders. The $200,000 prepayment premium amount replaces and supercedes any other requirement or obligation on the part of Borrower to pay a prepayment premium.
     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Unless specifically amended hereby, all provisions, terms and conditions shall remain as set forth in the Agreement and Loan Documents. Borrower hereby ratifies and approves the Loan Documents, as modified herein.
     THIS AGREEMENT is executed on this 11th day of September, 2008.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
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BORROWER:		LENDER:

PATRIOT RISK MANAGEMENT,		ALERITAS CREDIT
INC., a Delaware corporation		CORPORATION, a Delaware corporation

By:	/s/ Steven M. Mariano	By:	/s/ Anita Larson
Name:	Steven M. Mariano	Name:	Anita Larson
Title:	President & C.E.O	Title:	Vice President

GUARANTEE INSURANCE GROUP,		SUNCOAST CAPITAL, INC., a
INC., a Delaware corporation		Delaware corporation

By: Name:	/s/ Steven M. Mariano Steven M. Mariano	By: Name:	/s/ Steven M. Mariano Steven M. Mariano
Title:	President & C.E.O	Title:	President & C.E.O

PRS GROUP, INC., a Delaware		PATRIOT RISK SERVICES, INC., a
corporation		Delaware corporation

By: Name:	/s/ Timothy J. Ermatinger Timothy J. Ermatinger	By: Name:	/s/ Timothy J. Ermatinger Timothy J. Ermatinger
Title:	Chief Executive Officer	Title:	Chief Executive Officer

PATRIOT RISK MANAGEMENT OF
FLORIDA, INC., a Delaware corporation

By:	/s/ Timothy J. Ermatinger

Name:	Timothy J. Ermatinger
Title:	Chief Executive Officer

Exhibit A
Madison Insurance Company
Stock Purchase Agreement
[Omitted]